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                                                                   EXHIBIT 10.4
                           CONVERTIBLE LOAN AGREEMENT

     THIS CONVERTIBLE LOAN AGREEMENT is made and entered into as of October 16, 1997, by and between Flotek Industries Inc., an Alberta corporation, whose principal executive offices are located at 7030 Empire Central Drive, Houston, Texas 77040 (the "Borrower") and TOSI, L. P., a Texas limited partnership, whose principal executive offices are located at 3900 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201 (the "Lender").

     In consideration of the mutual covenants and agreements herein contained and of the loan hereinafter referred to, the Borrower and the Lender hereby agree as follows:

                                    ARTICLE 1

                                  GENERAL TERMS

     Section 1.01 Certain Definitions. As used in this Agreement, the following terms shall have the meanings respectively ascribed to them below unless the context clearly requires otherwise:

             "Agreement" shall mean this Convertible Loan Agreement, as the same may from time to time be amended or supplemented.

             "Ancillary Documents" shall mean collectively the Security Instruments, the Guaranties and the Registration Rights Agreement.

             "Balance Sheet" shall mean the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Borrower's fiscal year ended February 28, 1997.

             "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks are authorized or required to be closed under the laws of the State of Texas.

             "Commission" shall mean the United States Securities and Exchange Commission.

             "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

             "Event of Default" shall mean the occurrence of any of the events specified in Section 6.01 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

             "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due and payable or that are being diligently contested in good faith by





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     appropriate action by or on behalf of the Borrower or any Subsidiary and for which adequate reserves have been established; (ii) Liens in connection with worker's compensation, unemployment insurance or other social-security, old-age-pension or public-liability obligations; (iii) legal or equitable encumbrances deemed to exist by reason of negative pledge covenants and other covenants or undertakings of like nature; (iv) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being diligently prosecuted in good faith by appropriate action; (v) vendors', carriers', warehousemen's, repairmen's, mechanics, workers', materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any Property in respect of obligations that are not yet due and payable or that are being diligently contested in good faith by appropriate proceedings by or on behalf of the Borrower or any Subsidiary and for which adequate reserves have been established; and (vi) servitudes, easements, restrictions, rights of way and other similar rights in real or immovable Property or any interests therein that, in each case, do not materially impair the use of such Property for the purposes for which it is held by the Borrower or any Subsidiary.

             "Existing Security Agreement" shall mean that certain Security Agreement dated September 18, 1997 between the Borrower and the Lender pursuant to which the Borrower granted first priority security interest in the collateral specified therein as security for the Existing TOSI Loan.

             "Existing TOSI Loan" shall mean all indebtedness and obligations of the Borrower to the Lender pursuant to the loan evidenced by that certain promissory note dated September 18, 1997 in the original principal amount of US$293,000.00 made by the Borrower in favor of the Lender and secured pursuant to the Existing Security Agreement.

             "Expenses" shall include, without limitation, any and all court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants and investigation and pre-litigation expenses that the Lender may incur, directly or indirectly, together with interest at the post-maturity rate specified in the Note on each such amount from the date of written demand or request by the Lender for reimbursement until the date of reimbursement to the Lender.

             "Financial Statements" shall mean the audited consolidated annual financial statements of the Borrower and its Subsidiaries for the Borrower's fiscal year ended February 28, 1997, and the unaudited consolidated interim financial statements of the Borrower and its Subsidiaries for the Borrower's fiscal quarter ended August 31, 1997 (including all related schedules and notes thereto).

             "GAAP" shall mean United States generally-accepted accounting principles.

             "Governmental Requirement" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or

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     other direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any (domestic or foreign) federal, state, county, municipal or other government, department, commission, board, court, agency or any other instrumentality of any of them, which exercises jurisdiction over the Borrower or any of its Property or of any Subsidiary or any of such Subsidiary's Property.

             "Guaranty" shall mean each and every guaranty instrument or agreement executed and delivered to the Lender by any Subsidiary to secure any Indebtedness.

             "Indebtedness" shall, mean any and all amounts owing or to be owing by the Borrower to the Lender in connection with this Agreement, the Note and any Security Instruments, whether principal, interest or otherwise, and all other liabilities and obligations of the Borrower to the Lender from time to time existing, whether in connection with this or any other transaction.

             "Judgment" shall have the meaning ascribed to it in Borrower's promissory note evidencing the Existing TOSI Loan.

             "Lien" shall mean any security agreement, financing statement filed with an appropriate governmental authority, conditional sale or other title retention agreement, lease, consignment or bailment given for security purposes, lien, mortgage, pledge, option, preemptive right (whether contractual or statutory), right of first refusal, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases and licenses) of any kind, that (i) creates or confers an interest in property to secure payment or performance of a liability, obligation or claim, or that retains or reserves such an interest for such purpose; (ii) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of, or otherwise results or may result in any Person acquiring, any property or interest therein; (iii) restricts the transfer of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any property; or (iv) otherwise constitutes an interest in or claim against property arising pursuant to common law or to any law, statute, contract, judgment, order or decree.

             "Loan" shall mean the US$750,000.00 loan made by the Lender to the Borrower pursuant to this Agreement and the Note.

             "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower or any Subsidiary individually or of the Borrower and its Subsidiaries on a consolidated basis from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any Security Instrument, or
     (ii) the ability of the Borrower or any Subsidiary individually or of the Borrower and its Subsidiaries on a consolidated basis to carry out its business as at the date of this Agreement or as proposed at the date of this Agreement to be


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     conducted or meet its obligations under this Agreement, the Note and the
     Security Instruments on a timely basis.

             "Note" shall mean the convertible promissory note made by the Borrower in favor of the Lender in the form attached as Exhibit 1.01 hereto, together with any and all renewals, extensions for any period, increases or rearrangements thereof.

             "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, joint stock company, association, trust, unincorporated organization, or federal, state or local government (domestic or foreign) or any agency or political subdivision thereof, or any other form of entity.

             "Plan" shall mean any plan subject to Title IV of ERISA and maintained by the Borrower or any Subsidiary, or any such plan to which the Borrower or any Subsidiary is required to contribute on behalf of its employees.

             "Potential Default" shall mean the occurrence of any of the events specified in Section 6.01 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

             "Private Placement" shall mean the Borrower's private placement of 11,666,667 units (each consisting of one common share and one warrant exercisable to purchase one additional common share) for an aggregate of US$1,250,000.00 that the Borrower announced on September 14, 1997.

             "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

             "Registration Rights Agreement" shall mean that certain registration rights agreement of even date herewith by and among, inter alia, the Lender and the Borrower that provides registration rights for the Shares issuable upon conversion of the principal amount of the Loan and upon exercise of the Warrant.

             "Security Instruments" shall mean collectively the Existing Security Agreement and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, any Subsidiary or any other Person in connection with, or as security for the payment or performance of, any Indebtedness (including, without limitation, the Existing TOSI Loan, the Note or this Agreement and any and all financing, continuation and termination statements related thereto), as such agreements may be amended or supplemented from time to time.

             "Shareholder Protection Rights Plan" shall mean the shareholder protection rights plan evidenced by that certain Shareholder Protection
     Rights Plan dated as of July 28, 1993 between              the Borrower
     and Pacific Corporate Trust Company, as Rights Agent.


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             "Shares" shall mean the Borrower's common shares.

             "Subsidiary" shall mean any Person of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors or others with analogous power and authority is owned or controlled, directly or indirectly, by the Borrower and/or one or more of its subsidiaries.

             "VSE" shall mean the Vancouver Stock Exchange.

             "Warrant" shall mean that certain Warrant of even date herewith pursuant to which the Borrower has granted to the Lender the right to purchase up to 7,000,000 shares of the Borrower's common shares on the terms and conditions set forth therein.

     Section 1.02 Accounting Principles. Any and all determinations of the character or amount of any asset or liability or item of income or expense required to be determined or any consolidation or other accounting computation required to be made under this Agreement shall be made in accordance with GAAP applied on a basis consistent with the Financial Statements, except to the extent that such principles are inconsistent with the requirements of this Agreement. All determinations of financial amounts on the consolidated basis of the Borrower and its Subsidiaries shall make due allowance for any minority stock interest in such Subsidiaries.

     Section 1.03 Currency. Except where a reference to Canadian currency is indicated by the use "CDN," all currency references in this Agreement are references to the lawful moneys of the United States of America and where, for any purpose in connection with the Loan, it is necessary to refer to the lawful moneys of Canada, a deemed exchange rate of CDN$1.40 per US$1.00 shall apply so that, for example, the original principal amount of the Loan expressed in Canadian funds is CDN$1,050,000.00.

                                    ARTICLE 2

                            AMOUNT AND TERMS OF LOAN

     Section 2.01 Term Loan. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, the Lender agrees to make, on the date hereof, the Loan, which shall be evidenced by the Borrower's issuance, execution and delivery of the Note.

     Section 2.02 Payment Procedures. All payments and prepayments made by the Borrower under the Note or this Agreement shall be made to the Lender at its principal executive offices in immediately available funds before 5:00 p.m., Dallas, Texas time, on the date that such payment is required to be made. Any payment received and accepted by the Lender after such time shall be considered for all purposes (including the calculation in interest, to the extent permitted by law) as having been made on the Lender's next following Business Day.

     Section 2.03 Business Day. If the date for any Loan payment or prepayment hereunder falls on a day that is not a Business Day, then for all purposes of the Note and this Agreement the same shall be

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deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

     Section 2.04 Conversion of Loan Principal. The principal amount of the Loan shall be convertible into the common shares of the Borrower on the terms and conditions set forth in Schedule 2.04 hereto.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender (with each such representation and warranty's being deemed material and relied upon by the Lender irrespective of whether such materiality and/or reliance actually exists) as follows:

     Section 3.01 Corporate Existence. Each of the Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to transact business as a foreign corporation in all jurisdictions in which the Property owned or leased, or the business transacted by, it makes such qualification necessary or desirable.

     Section 3.02 Corporate Power and Authorization. The Borrower is duly authorized and empowered to create and issue the Note and the Warrant, to execute, deliver and perform its obligations under this Agreement, and to execute, deliver and perform its obligations under the Ancillary Documents to which it is a party. Each Subsidiary is duly authorized and empowered to execute, deliver and perform its obligations under the Ancillary Documents to which it is a party. All corporate action on the Borrower's part necessary for the due creation and issuance of the Note and the Warrant and for the due execution, delivery and performance of this Agreement and of the Ancillary Documents has been duly and effectively taken. All corporate action on each Subsidiary's part necessary for the due execution, delivery and performance of the Ancillary Documents to which it is a party has been duly and effectively taken.

     Section 3.03 Binding Obligations. This Agreement, the Note, the Warrant and the Ancillary Documents to which the Borrower is a party constitute valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms (except to the extent that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights). Each Ancillary Document to a Subsidiary is a party constitutes the valid and binding obligations of such Subsidiary, enforceable against such Subsidiary in accordance with its terms (except to the extent that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights).

     Section 3.04 No Legal Bar or Resultant Lien. The Borrower's execution, delivery and performance of the Note, the Warrant, this Agreement and the Ancillary Documents to which the Borrower is a party does not and shall not violate any provisions of its articles or certificate of incorporation or charter, bylaws or any contract, agreement, instrument or Governmental Requirement to which the Borrower is subject


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(other than any Governmental Requirement the violation of which, either individually or in the aggregate, would not have a Material Adverse Effect), or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower, other than any Lien permitted by this Agreement. Each Subsidiary's execution, delivery and performance of the Ancillary Documents to which it is a party does not and shall not violate any provisions of such Subsidiary's articles or certificate of incorporation or charter, bylaws or any contract, agreement, instrument or Governmental Requirement to which such Subsidiary is subject (other than any Governmental Requirement the violation of which, either individually or in the aggregate, would not have a Material Adverse Effect), or result in the creation or imposition of, or obligation to create, any Lien upon any Property of such Subsidiary, other than any Lien permitted by this Agreement.

     Section 3.05 No Consents. Neither the Borrower's execution, delivery and performance of the Note, the Warrant, this Agreement and the Ancillary Documents to which it is a party, nor each Subsidiary's execution, delivery and performance of the Ancillary Documents to which such Subsidiary is a party, requires the consent or approval of any other Person.

     Section 3.06 Financial Condition. The Financial Statements have been delivered to the Lender, have been prepared in accordance with GAAP, consistently applied on a basis consistent with past practice, and fully and accurately present the financial condition and changes in financial position of the Borrower and its Subsidiaries as at the date or dates and for the period or periods therein stated, subject only to typical year-end audit adjustments. Since the date of the Balance Sheet, no event has occurred with respect to the Property, operations, business, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary that could have a Material Adverse Effect.

     Section 3.07 Investments and Guaranties. At the date of this Agreement, neither the Borrower nor any Subsidiary has made any investment in, advance to or guarantee of the obligations of any Person except those the material details of which are disclosed in the Financial Statements.

     Section 3.08 Liabilities; Litigation. Except for liabilities incurred in the ordinary course of business, neither the Borrower nor any Subsidiary has any material (individually or in the aggregate) liabilities, direct or contingent, except those the material details of which are set forth in the Financial Statements. There is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or threatened against or affecting the Borrower or any Subsidiary that involves the possibility of any judgment or liability not fully covered by insurance, and which could have a Material Adverse Effect. No unusual or unduly burdensome restriction, restraint, or hazard exists by contract, law or governmental regulation or otherwise relating to the business or Property of the Borrower or any Subsidiary.

     Section 3.09 Taxes; Governmental Charges. The Borrower and its Subsidiaries have filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective Property or income that are due and payable, including interest and penalties.



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     Section 3.10 Liens. The Borrower and its Subsidiaries have good and marketable title to their respective (individually or in the aggregate) Property, free and clear of all Liens except for (i) Liens the material details of which have been set forth in the Financial Statements, (ii) Liens that do not materially interfere with the occupation, use and enjoyment by the Borrower or any Subsidiary of any of their respective Property in the ordinary course of business as presently conducted or materially impair the value thereof and (iii) Liens in favor of the Lender or otherwise specifically permitted or contemplated by this Agreement or the Security Instruments.

     Section 3.11 Defaults. Neither the Borrower nor any Subsidiary is in default, nor has any event or circumstance occurred that, with the passage of time or the giving of notice or both would constitute a default, under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any obligation for the payment of money of the Borrower or any Subsidiary, or under any material agreement or other instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective Property is or may be bound.

     Section 3.12 Casualties; Taking of Property. Since the date of the Balance Sheet, neither the business nor the Property of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

     Section 3.13 Compliance with the Law. Neither the Borrower nor any
Subsidiary:

             (a) is in violation of any Governmental Requirement (other than any Governmental Requirement the failure to be in compliance with which, either individually or in the aggregate, would not have a Material Adverse Effect); or

             (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its Property or the conduct of its business;

which violation or failure could have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

     Section 3.14 ERISA. The Borrower and its Subsidiaries are in compliance with the applicable provisions of ERISA, and no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of the Borrower or any Subsidiary.


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     Section 3.15 Capitalization.

     (a) The Borrower's issued and outstanding capital stock consists solely of the capital stock set forth in Schedule 3.15 hereto. The Borrower has not issued, or agreed to issue, any Shares or any securities convertible into, or exchangeable with, Shares or entered into, issued or granted, or agreed to enter into, issue or grant, any rights, plans, options, warrants or agreements for the purchase or acquisition (whether or not contingent) of any capital stock (collectively, "Stock Rights") other than as set forth in such Schedule
3.15. All of the Borrower's issued and outstanding capital stock was duly authorized and validly issued and is fully-paid and nonassessable. All of the Borrower's issuances of its capital stock and Stock Rights were made in compliance with all applicable laws and with VSE rules and regulations.

     (b) Except as to Petrovalve International (Barbados) Inc., of which the Borrower owns beneficially and of record 98% of the issued and outstanding capital stock, the Borrower owns, directly or indirectly, 100% of the issued and outstanding capital stock of all of the Subsidiaries. All of the capital stock of each Subsidiary was duly authorized and validly issued and is fully-paid and nonassessable. The capital stock of Petrovalve International Inc., an Alberta corporation, Petrovalve, Inc., a Delaware corporation, USA Petrovalve, Inc., a Texas corporation, and Turbeco, Inc., a Texas corporation, that has been pledged to the Lender as part of the security for the Loan constitutes all of the capital stock of such corporations. No Subsidiary has issued, or agreed to issue, any shares of capital stock or any securities convertible into, or exchangeable with, shares of capital stock or entered into, issued or granted, or agreed to enter into, issue or grant, any Stock Rights.

     Section 3.16 Trade Rights. There are no pending or threatened claims against the Borrower or any Subsidiary alleging infringement of, or conflict with the rights of others under, any patent, patent application, trademark, service mark, copyright, trade secret or similar intangible franchise, license or right (collectively, "Trade Rights") and, to the best of the Borrower's knowledge, no reasonable basis exists for any such allegation.

     Section 3.17 Necessary Approvals. The Borrower and each Subsidiary validly holds all permits, licenses, approvals and Trade Rights necessary or desirable to enable it to conduct its business as it is currently conducted.

     Section 3.18 No Material Misstatements. No information that the Borrower or any Subsidiary has furnished to the Lender in any form in connection with the negotiation of this Agreement contained or contains any material misstatement of fact or omitted or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

                                    ARTICLE 4

                              AFFIRMATIVE COVENANTS

     The Borrower shall at all times comply with the covenants contained in this
Article 4 for so long as any part of the Indebtedness remains outstanding:

     Section 4.01 Financial Statements and Reports. The Borrower shall promptly furnish to the Lender from time to time such information regarding the business and affairs and financial condition of the Borrower and its Subsidiaries as the Lender may reasonably request, and shall also furnish to the Lender the following:


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     (a) Annual Reports. Promptly after becoming available and in any event within 140 days after the close of each fiscal year of the Borrower (or such shorter period of time within which the Borrower must file such information with the Commission), the audited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such year, the audited consolidated and consolidating statements of profit and loss of the Borrower and its Subsidiaries for such year and the audited consolidated and consolidating statements of reconciliation of capital accounts of the Borrower and its Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the related report of the Borrower's independent public accountants, which report shall be to the effect that such statements have been prepared in accordance with GAAP consistently applied throughout the period indicated except to the extent stated therein; and

     (b) Quarterly Reports. Promptly after becoming available and in any event within 60 (or such shorter period of time within which the Borrower must file such information with the Commission) days after the end of each of the first three quarterly periods in each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period, the consolidated and consolidating statements of profit and loss of the Borrower and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, and the consolidated and consolidating statements of reconciliation of capital accounts of the Borrower and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the immediately-preceding fiscal year, certified by the principal financial officer of the Borrower to have been prepared in accordance with GAAP consistently applied throughout the period indicated except to the extent stated therein, subject to typical changes resulting from year-end adjustments; and

     (c) Audit Reports. Promptly upon receipt thereof, one copy of each other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary.

     (d) Commission and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with, or received by the Borrower in connection therewith from, any securities exchange or the Commission.

     Section 4.02 Certificates of Compliance. Concurrently with the furnishing of the annual and quarterly financial statements pursuant to Subsections 4.01(a) and (b) hereof, the Borrower shall furnish or cause to be furnished to the Lender a certificate in form and substance satisfactory to the Lender signed by the principal financial officer of the Borrower stating (i) that the Borrower has fulfilled its obligations under this Agreement, the Note, the Warrant and the Security Instruments; and (ii) that all representations made herein and therein continue to be true and correct (or specifying the nature of any change), or, if any Potential Default shall have occurred and be continuing, specifying such Potential Default and the nature and status thereof; and (iii) containing or accompanied by such financial or other details, information and material as the Lender reasonably may request to evidence such compliance.



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     Section 4.03 Taxes and Other Liens. The Borrower shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or any Subsidiary or upon the income or any Property of the Borrower or any Subsidiary as well as all claims of any kind (including claims for labor, materials, supplies and rent) that, if unpaid, might become a Lien upon any or all of the Property of the Borrower or any Subsidiary; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower or its Subsidiary, and if the Borrower or its Subsidiary shall have set up reserves therefor adequate under GAAP.

     Section 4.04 Maintenance of Rights and Property. The Borrower shall and shall cause each Subsidiary to (i) maintain its corporate existence, rights and franchises; (ii) observe and comply with all Governmental Requirements (other than any Governmental Requirement the violation of which, either individually or in the aggregate, would not have a Material Adverse Effect); and (iii) maintain its Property in good operating condition at all times and make all repairs, replacements, additions, betterments and improvements to its Property as are necessary or appropriate to enable the Borrower and each Subsidiary to conduct their respective businesses properly and efficiently at all times.

     Section 4.05 Payment of the Lender's Costs. Fees and Expenses. Promptly upon the Lender's written request, the Borrower shall pay (or shall reimburse the Lender for) all Expenses that the Lender may incur, directly or indirectly, in connection with:

     (a) the preparation and negotiation of this Agreement and all other documents and instruments contemplated hereby (including without limitation, all Security Instruments), and any and all amendments hereto or thereto and consents or waivers hereunder or thereunder);

     (b) the Lender's satisfaction of any of the Borrower's obligations under this Agreement or any Security Instrument;

     (c) the collection of the Note, or the enforcement of the Lender's rights under this Agreement, the Warrant or any of the Ancillary Documents; and

     (d)     the recording or filing of Security Instruments.

     Section 4.06 Insurance. The Borrower and its Subsidiaries now maintain (and the Borrower shall, and shall cause each Subsidiary to, continue to maintain), with financially sound and reputable insurers, insurance with respect to their respective Property and businesses against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary for Persons engaged in the same or similar businesses and similarly situated. Upon the Lender's request, the Borrower shall furnish, or cause to be furnished, to the Lender from time to time a summary of the insurance coverage of the Borrower and its Subsidiaries in form and substance satisfactory to the Lender and, if requested, shall furnish the Lender with true and complete copies of the applicable policies. In the case of any fire, accident or other casualty causing loss or damage to any Property of the Borrower or a Subsidiary, the proceeds of such policies shall be used (i) to repair or replace the damaged Property or
(ii) to prepay the Indebtedness.

     Section 4.07 Accounts and Records. The Borrower shall keep, and shall cause each Subsidiary to keep, books of record and account in which full, true and correct entries shall be made of all dealings or transactions in relation to their respective business and activities, in accordance with GAAP, consistently applied except for changes in accounting principles or practices with which the Borrower's independent public accountants concur.

     Section 4.08 Right of Inspection.

     The Borrower shall permit any officer, employee or agent of the Lender to visit and inspect any of the Borrower's Property, to examine the Borrower's books of record and accounts and to take copies and extracts therefrom, and to discuss the Borrower's affairs, finances and accounts with the Borrower's officers, accountants and auditors, all at such times and places as the Lender reasonably may require.

     The Borrower shall cause each Subsidiary to permit any officer, employee or agent of the Lender to visit and inspect any of such Subsidiary's Property, to examine such Subsidiary's books of record and accounts and to take copies and extracts therefrom, and to discuss such Subsidiary's affairs, finances and accounts with such Subsidiary's officers, accountants and auditors, all at such times and places as the Lender reasonably may require.

     Section 4.09 Notice of Certain Events. The Borrower shall notify the Lender promptly if the Borrower learns of the occurrence of:

     (a) any event that constitutes a Potential Default, and shall in such case provide with the notice a detailed statement by a responsible officer of the Borrower of the steps being taken to cure the effect of such Potential Default; or

     (b) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of the Borrower or any Subsidiary or of any security (as defined in the Securities Act of 1933, as amended) of the Borrower or any Subsidiary with respect to a claimed default, and shall in such case provide with the notice a detailed statement by a responsible officer of the Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower or its Subsidiary is taking or proposes to take with respect thereto; or

     (c) any legal, judicial or regulatory proceedings affecting the Borrower or any Subsidiary or any of their respective Property in which the amount involved is material and is not covered by insurance or that, if adversely determined, could have a Material Adverse Effect; or

     (d) any pending or threatened dispute between the Borrower or any Subsidiary and any governmental or regulatory body or any other Person that, if adversely determined, could have a Material Adverse Effect.

     Section 4.10 ERISA Information and Compliance. The Borrower shall promptly furnish to the Lender (i), if the Lender requests, copies of each annual and other report with respect to each Plan or any trust created thereunder promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation and (ii), immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in
Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal financial officer of the Borrower specifying the nature thereof, what action the Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto. The Borrower shall fund, or shall cause its Subsidiaries to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect for the benefit of employees of the Borrower or any of its Subsidiaries, and comply with all applicable provisions of ERISA.

     Section 4.11 Use of Proceeds. The proceeds of the Note shall be applied by the Borrower only for the following purposes and only in the following order:

     (a) to pay all of the Lender's Expenses in connection with the Existing TOSI Loan;

     (b)     to pay all of the Lender's Expenses described in Section 4.05;

     (c)     to pay all amounts due under the Existing TOSI Loan;

     (d) to pay the Borrower's indebtedness as set forth in Schedule 4.11 hereto; and

     (e)     for working capital and other general corporate purposes.

     Section 4.12 VSE Listing. The Borrower shall ensure at all times that:

     (a) the maximum number of Shares then-issuable upon conversion of the principal amount of the Loan and upon exercise of the Warrant are listed on the VSE;

     (b) the Borrower is not in default of its listing agreement with the VSE; and

     (c)     trading in the Shares is not suspended for any reason.

     Section 4.13 Reservation of Shares. The Borrower shall ensure that, at all times, the Borrower has duly reserved for issuance out of its authorized capital the maximum number of Shares issuable upon conversion of the principal amount of the Loan and upon exercise of the Warrant.

     Section 4.14 Status of Warrant upon Issuance. The Lender shall take delivery of the Warrant at the Closing free and clear of all Liens.

     Section 4.15 Status of Shares upon Issuance. All Shares issued upon conversion of the principal amount of the Loan, upon exercise of the Warrant and in payment of the finder's fee described in Section 7.02(b) shall be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens.

     Section 4.16 Lender's Right of First Refusal with respect to Future Borrower Financings. The Borrower hereby grants to the Lender a right of first refusal with respect to future Borrower financings on the terms and conditions set forth in Schedule 4.16 hereto.

                                    ARTICLE 5

                               NEGATIVE COVENANTS

     The Borrower shall at all times comply with the covenants contained in this
Article 5 so long as any part of the Indebtedness remains outstanding:

     Section 5.01 Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume or suffer to exist any indebtedness or obligation for payment of money (including obligations for the payment of rentals) other than the Indebtedness, or to guarantee or in any way to be or become liable in respect of, or to be responsible for, any such indebtedness or obligation of any other Person in any way other than in the ordinary course of business.

     Section 5.02 Liens. The Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume or suffer to exist any Lien on any of its Property (now held or hereafter acquired) other than (a) Liens securing the payment of any Indebtedness and (b) Excepted Liens.

     Section 5.03 Investments, Loans and Advances. The Borrower shall not, and shall not permit any Subsidiary to, make or permit to remain outstanding any loans or advances to or investments in any Person other than in the ordinary course of business.

     Section 5.04 Dividends. Distributions and Redemptions. The Borrower shall not declare or pay any dividend or distribution, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value any capital stock of the Borrower.

     Section 5.05 Fundamental Corporate Transactions. The Borrower shall not merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all, substantially all or an integral portion of its Property (whether now owned or hereafter acquired) to, any Person, or permit any Subsidiary to do so, except that any Subsidiary may merge into or consolidate with or transfer Property to any other Subsidiary and any Subsidiary may merge into or transfer Property to the Borrower; provided, however, that, in each case, immediately thereafter and giving effect thereto, no event shall occur and be continuing that constitutes a Potential Default or an Event of Default and that, in the case of any such merger or consolidation to which the Borrower is a party, the Borrower is the surviving corporation.

     Section 5.06 Sales and Leasebacks. The Borrower shall not, and shall not permit any subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

     Section 5.07 ERISA Compliance. The Borrower shall not at any time permit any Plan maintained by it or any Subsidiary to:

     (a)     engage in any "prohibited transaction," as such term is defined in
Section 4975 of the Code, as amended;

     (b) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA; or

     (c) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of the Borrower or any Subsidiary pursuant to Section 4068 of ERISA.

     Section 5.08 Nature of Business. The Borrower shall not, and shall not permit any Subsidiary to, materially change the character of its business as carried on at the date hereof.

     Section 5.09 Margin Stock. Neither the Borrower nor any Subsidiary shall take any action that might cause the Note, this Agreement or any of the Security Instruments to violate Regulation U of the Board of Governors of the United States Federal Reserve System (12 C.F.R. Part 221) (the "Federal Reserve Board") or any other regulation of the Federal Reserve Board or to violate Section 7 of the Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

     Section 5.10 VSE Listing. The Borrower shall not de-list, or allow the de-listing of, the Shares from the VSE unless such de-listing occurs at a time when such Shares are listed on the NASDAQ Stock Market or other nationally-recognized United States stock market.

                                    ARTICLE 6

                                EVENTS OF DEFAULT

     Section 6.01 Events. Any of the following events shall be considered an "Event of Default:"

     (a) the Borrower fails to pay when due any installment of principal or interest on the Note or other Indebtedness; or

     (b) any of the Borrower's representations or warranties set forth herein, in the Note, in the Warrant or in any Ancillary Document to which it is a party, or any Subsidiary's representations or warranties set forth in any Ancillary Document to which it is a party, proves to have been incorrect in any material respect as of the date hereof or thereof; or any representation, statement (including financial statement), certificate, request or other document furnished pursuant to or under this Agreement, the Note, the Warrant or any Ancillary Document proves to have been incorrect in any material respect as of the date when made or deemed made; or

     (c) the Borrower fails duly, timely and fully to perform or observe any of its covenants or agreements set forth in Section 4.11, Article S and Section
7.04 of this Agreement; or

     (d) the Borrower fails duly, timely and fully to perform or observe any of its covenants or agreements set forth in this Agreement (other than any such covenants and agreements set forth in Section 4.11, Article 5 or Section 7.04 hereof), and such failure continues unremedied for a period of 10 days after the earlier of (i) the Lender's notice thereof to the Borrower and (ii) such failure otherwise becomes known to the Borrower; or

     (e) the Borrower defaults in any of its obligations under the Warrant or any of the Ancillary Documents to which it is a party and such default is not cured within the grace period, if any, provided therein, or a Subsidiary defaults in any of its obligations under any of the Ancillary Documents to which it is a party and such default is not cured within the grace period, if any, provided therein; or

     (f) an involuntary case or other proceeding is commenced against the Borrower that seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 30 days; or an order for relief against the Borrower shall be entered in any such case under the Federal Bankruptcy Code; or

     (g) the Borrower commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to, or shall admit in writing its inability to, pay its debts generally as they become due, or shall take any corporate action to authorize or effect any of the foregoing; or

     (h) the Borrower or any Subsidiary discontinues or materially alters its usual business; or

     (i) the Borrower fails to make any payment due on any other indebtedness or obligation for the payment of money; or any event shall occur or any condition shall exist in respect of any such indebtedness or obligation, or under any agreement or instrument under or by which any such indebtedness or obligation is created, evidenced or secured, the effect of which, with notice, lapse of time, or both, is to cause or to permit any holder of such indebtedness or obligation to cause such indebtedness or obligation, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

     (j) the Borrower shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $50,000 that is not otherwise being satisfied in accordance with its terms or is not stayed on appeal; or

     (k) any Subsidiary takes, suffers or permits to exist as to such Subsidiary any of the events or conditions referred to in Subsections 6.01(f),
(g), (h), (i) or (j) hereof; or

     (1) any Security Instrument shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding enforceable in accordance with its terms (except to the extent that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights), or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, or the Borrower shall so state in writing; or

     (m) the Lender notifies the Borrower that the Lender in good faith has a sound reason to be insecure with respect to the Note or any other Indebtedness, giving the Lender's reason for such insecurity in such notice, and the Lender continues to have a sound reason to be insecure for a period of 30 days after the delivery of such notice; or

     (n)     the Judgment has not been satisfied and released in full; or

     (o) the liens securing the indebtedness that was the subject of the Judgment have not been released in full and the evidences of such releases properly recorded; or

     (p) any receivership ordered by the court in connection with the Judgment has not been dissolved; or

     (q) the Lender ceases at any time to have at least one person that it has designated serving on the Borrower's Board of Directors (each a "Lender-designated Director"); or

     (r) the Borrower increases the size of its Board of Directors without the consent of each Lender-designated Director.

     Section 6.02 Remedies. Upon the occurrence of any Event of Default described in Subsection 6.01(f) or (g), hereof, or in Subsection 6.01(k) to the extent that such Subsection refers to Subsection 6.01(f) or (g) hereof, the obligations, if any, of the Lender hereunder shall immediately terminate, and the entire amount of all Indebtedness then outstanding shall become automatically and immediately due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intention to accelerate, notice of acceleration or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence and at any time during the continuance of any other Event of Default, by written notice to the Borrower the Lender may (i) declare all Indebtedness to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intention to accelerate or other notice of default of any kind, all of which are hereby expressly waived by the Borrower, and/or (ii) terminate the obligations, if any, of the Lender hereunder unless and until the Lender shall reinstate same in writing.

     Section 6.03 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, or if the Borrower becomes insolvent, however evidenced, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all moneys at any time held and other indebtedness at any time owing by the Lender to the Borrower against any and all of the Indebtedness of the Borrower, irrespective of whether or not the Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

                                    ARTICLE 7

                              CONDITIONS OF LENDING

     The obligation of the Lender to make the Loan is subject to the conditions precedent stated in this Article 7 wherein each document to be delivered to the Lender shall be in form and substance satisfactory to it.

     Section 7.01 Closing. The closing of the Loan (the "Closing") shall take place contemporaneously with the execution of this Agreement; provided, however, that the Borrower's issuance of any securities in connection with the Closing shall not occur until the VSE has granted formal approval of the transactions contemplated hereby.

     Section 7.02 Conditions Precedent to the Loan. As conditions precedent to Lender's making of the Loan, the following shall occur prior to or at the
Closing:

     (a) the Borrower shall have duly and validly issued, executed and delivered the Note and the Warrant to the Lender;

     (b) the Borrower shall have paid to David S. Hunt a finder's fee of CDN$52,200.00 (US$37,500.00) in the form of 350,000 Shares issued to him at a deemed price of CDN$0.15 per Share;

     (c) the Borrower shall have effected the appointment or election of one Lender-designated person to the Borrower's Board of Directors;

     (d) the Borrower shall have entered into a three-year employment agreement with William G. Jayroe on terms and conditions acceptable to the Lender;

     (e) the Borrower shall have consummated the Private Placement on terms and conditions acceptable to the Lender;

     (f) the Borrower shall have terminated the Shareholder Protection Rights Plan;

     (g) Hector Dominguez and Camuri Holding LLP shall have entered into an agreement not to reduce their respective holdings of Shares on terms and conditions acceptable to the Lender;

     (h)     the Borrower shall have paid in full the Expenses specified in
Section 4.11(a) and (b) in cash by wire transfer of such funds to such account as the Lender shall have designated;

     (i) the Borrower shall have repaid in full all amounts owing under the Existing TOSI Loan in cash by wire transfer of such funds to such account as the Lender shall have designated; and

     (j) the Borrower shall have made the following additional deliveries to the Lender:

             (i) to the extent that the Province of Alberta issues such documents or their respective analogues, certificates of existence and good standing of the Borrower in the Province of Alberta;

             (ii) a certificate of the Secretary or Assistant Secretary of the Borrower certifying (A) the Borrower's charter and bylaws, (B) duly adopted resolutions of the Borrower's board of directors in form and substance satisfactory to the Lender with respect to the authorization of this Agreement, the Note, the Warrant and the Ancillary Documents to which the Borrower is a party, and the officers of the Borrower authorized to sign such instruments, and (C) specimen signatures of the officers so authorized;

             (iii) a certificate of the Secretary or Assistant Secretary of each Subsidiary that is guaranteeing the Loan certifying (A) such Subsidiary's charter and bylaws, (B) duly adopted resolutions of such Subsidiary's board of directors in form and substance satisfactory to the Lender with respect to the authorization of the Ancillary Documents to which such Subsidiary is a party, and the officers of such Subsidiary authorized to sign such instruments, and (C) specimen signatures of the officers so authorized;

             (iv) a legal opinion of the Borrower's legal counsel addressed to the Lender in form and substance satisfactory to the Lender;

             (v) duly-executed originals (in such number as the Lender reasonably shall request) of the Registration Rights Agreement; and

             (vi) such other documents and things as the Lender reasonably shall request in writing at least three (3) days prior to the Closing.

     Section 7.03 Closing Deliveries of the Lender. At the Closing and following the satisfaction or waiver of the conditions precedent set forth in Section 7.02, the Lender shall deliver the proceeds of the Loan by wire transfer to such account as the Borrower reasonably shall request.

     Section 7.04 Subsequent Deliveries. Notwithstanding anything to the contrary in this Article 7, the parties acknowledge and agree that, due to the necessity of having the Closing occur at the earliest possible time, the Borrower may not be able to satisfy all of the conditions precedent to the Closing required by Section 7.02 prior to or at the Closing. In consideration of the Lender's willingness to close the Loan without such satisfaction, the Borrower covenants and agrees that the Borrower shall satisfy all of such conditions precedent required pursuant to Section 7.02 but not satisfied prior to or at the Closing as soon as possible following the Closing, but in any event no later than fifteen (15) Business Days thereafter, except that consummation of the Private Placement referenced in Section 7.02(e) must occur in any event no later than thirty (30) Business Days thereafter.

                                    ARTICLE 8

                                  MISCELLANEOUS

     Section 8.01 Proof of Indebtedness. The Lender's records shall be prima facie proof as to:

     (a) the amount of principal, interest or other moneys under the Loan owing at any time;

     (b) the existence of any default in the payment of any moneys under the Note; and

     (c)     whether any demand for payment under the Note has been made.

     Section 8.02 Time of Essence. Time shall be of the essence of each and every provision hereof and of the Note.

     Section 8.03 Notices. Any notice required or permitted to be given under or in connection with this Agreement, the Security Instruments or the Note shall (except as may otherwise be expressly required therein) be in writing and shall be delivered (a) by certified mail, return receipt requested, (b) by overnight delivery service, (c) by facsimile transmission, confirmed telephonically or (d) personally to an executive officer of the receiving party. All such communications shall be mailed, sent or delivered as follows:

     If to the Borrower:

     Flotek Industries Inc.
     7030 Empire Central Drive
     Houston  TX 77040
     Attention:  President
     Telephone:  713/849-9911
     Facsimile:  713/896-4511

     If to the Lender:

     TOSI, L. P.
     c/o J. W. Beavers, Jr.
     3900 Thanksgiving Tower
     1601 Elm Street
     Dallas  TX 75201
     Telephone:    214/922-0135
     Facsimile:    214/880-7101

Any communication delivered in accordance with this Section shall be deemed received (a), if delivered by certified mail, return receipt requested, on the date of delivery indicated on the return receipt, (b), if delivered by overnight delivery service, on the following Business Day, (c), if delivered by facsimile transmission, on the date that the transmission is confirmed telephonically or
(d), if personally to an executive officer of the receiving party, on the date of such delivery.

     Section 8.04 Amendments and Waivers. This Agreement may not be modified, amended or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any right, power or privilege of the Lender under this Agreement, the Note or any Security Instrument shall operate as a waiver thereof. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

     Section 8.05 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

     Section 8.06 Survival. All covenants and agreements of the Borrower herein, in the Note, the Warrant and in the Ancillary Documents not fully performed before the date hereof or thereof and all representations and warranties of the Borrower herein or therein shall survive the execution and delivery hereof and thereof.

     Section 8.07 Successors and Assigns. All of the Borrower's covenants and agreements set forth in this Agreement, the Note and the Security Instruments shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns; provided, however, that the Borrower may not assign its rights or obligations under this Agreement or any interest herein, without in each instance the Lender's prior written consent.

     Section 8.08 Renewal, Extension or Rearrangement. All provisions of this Agreement and of the Security Instruments relating to the Note or other Indebtedness shall apply with equal force and effect to each and all promissory notes hereafter executed that represent, in whole or in part, a renewal, extension for any period, increase or rearrangement of any part of the Indebtedness originally represented by the Note or of any part of such other Indebtedness.

     Section 8.09 Cumulative Rights. The Lender's rights and remedies under this Agreement, the Note and each Security Instrument shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 8.10 Further Assurances. At the Borrower's sole cost and expense, each of the Lender, the Borrower and each Subsidiary covenants and agrees to execute any and all such further documents and instruments and to do such further things as the Lender in its sole discretion may deem necessary or appropriate to implement fully and carry out the intent of this Agreement, the Note, the Warrant and the Ancillary Documents.

     Section 8.11 Governing Law. This Agreement and the Note are contracts made under, and shall be construed in accordance with and governed by, the laws of the Province of Alberta (exclusive of any such laws that pertain to conflicts of laws).

     Section 8.12 Entire Agreement. This Agreement, the Note, the Warrant and the Ancillary Documents embody the entire agreement and understanding between the Lender and the Borrower with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties in such regard.

     Section 8.13 Schedules and Exhibits. The schedules and exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such schedules and exhibits and the provisions of the text of this Agreement, the provisions of the text of this Agreement shall prevail.

     Section 8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Signatures exchanged by facsimile transmission shall be deemed to constitute original, manually-executed signatures and shall be fully binding.

     Section 8.15 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     IN WITNESS WHEREOF, the parties hereto have entered into this Convertible Loan Agreement as of the date first above written.


BORROWER:                              FLOTEK INDUSTRIES INC.


                                       By: /s/ WILLIAM G. JAYROE
                                          ------------------------------------
                                          William G. Jayroe, President and
                                            Chief Executive Officer



                                       By: /s/ SCOTT COOK
                                          ------------------------------------


                                       Name:   Scott Cook
                                            ----------------------------------


                                       Title:  Vice President
                                             ---------------------------------


LENDER:                                TOSI, L.P., a Texas limited partnership

                                       By: Pitman Property Corp.,
                                           a Texas Corporation, General Partner



                                       By: /s/ J. W. BEAVERS, JR
                                          ------------------------------------
                                          J. W. Beavers, Jr., President

                                  Exhibit 1.01

                             Form of Promissory Note

                             FORM OF PROMISSORY NOTE
October ___, 1997                                                 US$750,000.00

     FOR VALUE RECEIVED, FLOTEK INDUSTRIES INC., an Alberta corporation ("Borrower"), promises to pay to the order of TOSI, L.P., a Texas limited partnership ("Lender"), on or before October ___, 1998, at its office at 3900 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201, or at such other location as Lender may designate, in immediately available funds, SEVEN HUNDRED FIFTY THOUSAND AND NO/100 UNITED STATES DOLLARS (US$750,000.00). Borrower will also pay interest on the unpaid principal balance outstanding from time to time at a fixed rate of ten percent (10%) per annum, payable quarterly in arrears.

     Interest will be computed on the basis of the actual number of days elapsed and a year comprising 360 days, unless such calculation would result in a usurious interest rate, in which case such interest will be calculated on the basis of a 365 or 366 day year, as the case may be.

     All past due principal and interest on this Note will, at Lender's option, bear interest at the maximum nonusurious rate of interest ("Highest Lawful Rate") or, if applicable law does not provide for a maximum nonusurious rate of interest, at a rate per annum equal to 18%.

     Borrower covenants to apply the total amount advanced by Lender hereunder only in the manner set forth in that certain Convertible Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement"). Borrower understands and acknowledges that Lender would not be willing to make the loan evidenced hereby but for Borrower's covenant set forth in the immediately-preceding sentence.

     All undefined capitalized terms used in this Note shall have the meanings respectively ascribed to them in the Loan Agreement.

     In addition to all principal and accrued interest on this Note, Borrower agrees to pay: (a) all reasonable costs and expenses incurred by or on behalf of Lender and all owners and holders of this Note in attempting to collect this Note through probate, reorganization, bankruptcy or any other proceeding; and
(b) reasonable attorneys fees if and when this Note is placed in the hands of an attorney for collection.

     The outstanding principal amount of the Loan evidenced by this Note shall be convertible into common shares of Borrower in the manner and to the extent set forth in the Loan Agreement.


                                 Exhibit 1.01-1

     Borrower and Lender intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Note will never exceed the Highest Lawful Rate. If Lender contracts for, charges or receives any excess interest, it will be deemed a mistake. Lender will automatically reform the contract or charge to conform to applicable law and, if excess interest has been received, Lender will either refund the excess to Borrower or credit the excess on the unpaid principal amount of this Note. All amounts constituting interest will be spread throughout the full term of this Note in determining whether interest exceeds lawful amounts.

     The unpaid principal balance of this Note at any time will be the total amount advanced by Lender, less the amount of all payments of principal. Borrower may at any time pay the full amount of this Note without the payment of any premium, penalty or fee.

     "Loan Document" means this Note and any document or instrument evidencing, securing, guaranteeing or given in connection with this Note including, without limitation, the Loan Agreement, the Warrant and the Registration Rights Agreement. "Obligations" means all principal, interest and other amounts which are or become owing under this Note or any other Loan Document. "Obligor" means Borrower and any guarantor, surety, co-signer, or other person who may now or hereafter be obligated to pay all or any part of the Obligations. Where appropriate, the masculine gender includes the feminine and the neuter and the singular number includes the plural number.

     Each Obligor severally waives notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest and the filing of suit and diligence in collecting this Note and all other demands and notices, and consents and agrees that its liabilities and obligations will not be released or discharged by any or all of the following, whether with or without notice to it or any other Obligor, and whether before or after the stated maturity hereof: (i) extensions of the time of payment; (ii) renewals; (iii) acceptances of partial payments; (iv) releases or substitutions of any collateral or any Obligor; and (v) failure, if any, to perfect or maintain perfection of any security interest in any collateral. Each Obligor agrees that acceptance of any partial payment will not constitute a waiver and that waiver of any default will not constitute waiver of any prior or subsequent default.

     This Note is governed by the laws of the Province of Alberta (exclusive of any such laws that pertain to conflicts of laws). If any provision of this Note is illegal or unenforceable, that illegality or unenforceability will not affect the remaining provisions of this Note. BORROWER(S) AND LENDER AGREE THAT THIS NOTE WILL BE PERFORMED IN DALLAS COUNTY, TEXAS, AND THAT SUCH COUNTY IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT BY BORROWER(S) OR LENDER, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST BORROWER(S) MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER(S) HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM.


                                 Exhibit 1.01-2

BORROWER(S) AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. LENDER MAY SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW AND MAY BRING ANY ACTION OR PROCEEDING AGAINST BORROWER(S) OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER PROPER JURISDICTIONS OR VENUES.

     For purposes of this Note, any assignee or subsequent holder of this Note will be considered the "Lender," and any successor or successors to Borrower will be considered, jointly and severally, the "Borrower."

     Payment of this Note is secured pursuant to the Existing Security Agreement and other Security Instruments.

     Debtor's signature below may delivered to Lender by facsimile transmission, and any such facsimile signature shall be deemed for all purposes to constitute an original, manually-executed signature and shall be fully binding to the same extent as if it were in fact Debtor's original, manually- executed signature.

     NO COURSE OF DEALING BETWEEN BORROWER AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT OR MODIFY ANY TERM OF THIS NOTE OR ANY OTHER LOAN DOCUMENT.

     THIS NOTE IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS SET FORTH IN THE LOAN AGREEMENT.

     THIS NOTE AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THEM.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                                 Exhibit 1.01-3

     IN WITNESS WHEREOF, Borrower has executed this Note effective as of October ___ 1997.


                                          BORROWER:

                                          FLOTEK INDUSTRIES INC.,
                                             an Alberta Corporation
                                          7030 Empire Central Drive
                                          Houston,  TX 77040



                                          By:
                                             --------------------------------
                                             William G. Jayroe, President and
                                               Chief Executive Officer



                                          By:
                                             --------------------------------


                                          Name:
                                               ------------------------------


                                          Title:
                                                -----------------------------




                                 Exhibit 1.01-4

                                  Schedule 2.04

                                   Conversion

     1. Conversion Right. The Borrower hereby grants to the Lender the sole and exclusive right and option (the "Conversion Right") to convert, at any time and from time to time until 4:00 p.m. Vancouver, British Columbia, Canada time on the maturity date of the Note, in whole or in part, the then-outstanding principal amount of the Note (the "Principal Balance") into a maximum of 7,000,000 Shares at the price of CDN$0.15 per Share (the "Conversion Price"), subject to adjustment as hereinafter provided.

     2.  Manner of Exercise of Conversion Right.

     (a) On each occasion on which the Lender desires to convert all or a portion of the Principal Balance into Shares, the Lender shall deliver a written notice (the "Notice of Exercise") to the Borrower specifying:

     (i) the amount of the Principal Balance to be converted, expressed in Canadian dollars; and

     (ii) , with respect to each Person in whose name the Lender wishes Shares to be issued, such Person's exact name, address, telephone number and social security number or taxpayer identification number and, if such Person is other than a natural person, the name of a natural person authorized to act on such Person's behalf.

     (b) Upon receipt of a Notice of Exercise, the Borrower shall promptly:

     (i) direct its transfer agent to issue one or more certificates representing the Shares into which the portion of the Principal Balance referenced in subsection (a)(i) above is then convertible to the respective Persons and in the respective amounts set forth in the Notice of Exercise;

     (ii) deliver such certificates to such Persons at the addresses specified in the Notice of Exercise; and

     (iii) if applicable, deliver to the Lender a check for any amount payable in lieu of fractional shares pursuant to Section 4 below.

     3.  Capital Adjustments.

     The Shares issuable upon conversion of part or all of the original principal amount of the Note is subject to the following adjustments:

     (a) Recapitalization, Reclassification and Succession. If any recapitalization of the Borrower or reclassification of its Shares or any merger or consolidation of the Borrower into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Borrower's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other


                                 Schedule 2.04-1
business entity's being included within the meaning of the term "successor corporation") shall be effected at any time while any principal amount of the Note remains outstanding then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Lender thereafter shall have the right to receive upon the conversion of the principal amount of the Note then outstanding (at a given time, the "Principal Balance") and in lieu of the Shares immediately theretofore issuable upon the conversion of the Principal Balance, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore issuable upon the conversion of the Principal Balance had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place and, in each such case, the terms of the Loan Agreement shall be applicable to the shares of capital stock or other securities or property receivable upon the conversion of the Principal Balance after such consummation.

     (b) Subdivision or Combination of Shares. If, at any time while any principal amount of the Note remains outstanding, the Borrower shall subdivide or combine its Shares, the number of Shares purchasable upon conversion of the Principal Balance shall be proportionately adjusted.

     (c) Certain Dividends and Distributions. If, at any time while any principal amount of the Note remains outstanding, the Borrower shall take a record of the holders of Shares for the purpose of entitling them to receive a dividend payable in, or other distribution of, Shares, then the number of Shares purchasable upon conversion of the Principal Balance shall be adjusted to that number determined by multiplying the number of Shares so purchasable immediately prior to such record date by a fraction (i) the numerator of which shall be the sum of (A) the total number of outstanding Shares immediately prior to such record date and (B) the total number of Shares issuable pursuant to such dividend or distribution, and (ii) the denominator of which shall be the total number of Shares outstanding immediately prior to such record date.

     (d) Corresponding Conversion Price Adjustment. Whenever the number of Shares purchasable upon the conversion of the Principal Balance is increased or decreased as provided in subsections (b) or (c) above, the Conversion Price shall be adjusted by multiplying the Conversion Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable upon the conversion of the Principal Balance immediately prior to such adjustment, and the denominator of which shall be the number of Shares purchasable immediately thereafter.

     (e) Certain Shares Excluded. The number of Shares outstanding at any given time for purposes of the adjustments set forth in this Section shall exclude any shares then directly or indirectly held in the treasury of the Borrower.

     (f) Deferral and Cumulation of De Minimis Adjustments. The Borrower shall not be required to make any adjustment of the Conversion Price pursuant to this
Section if the amount of such adjustment would be less than one percent (1%) of the Conversion Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that otherwise would have been required to be made shall be made at the time of and together with the next subsequent adjustment which,



                                 Schedule 2.04-2
together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Conversion Price in effect immediately before the event giving rise to such next subsequent adjustment.

     (g) Duration of Adjusted Conversion Price. Following each computation or readjustment of an adjusted Conversion Price as provided in this Section, the new adjusted Conversion Price shall remain in effect until a further computation or readjustment thereof is required.

     4.  Notices to Lender.

     (a) Notice of Record Date. In case:

             (i) the Borrower shall take a record of the holders of Shares (or other capital stock or securities at the time receivable upon the exercisable of the Principal Balance) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Borrower) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

             (ii) of any capital reorganization of the Borrower, any reclassification of the capital stock of the Borrower, any consolidation with or merger of the Borrower into another corporation, or any conveyance of all or substantially all of the assets of the Borrower to another corporation; or

             (iii) of any voluntary dissolution, liquidation or winding-up of the Borrower;

then, and in each such case, the Borrower shall mail or cause to be mailed to the Lender a notice specifying, as the case may be, (1) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right or
(2) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the record holders of Shares shall be entitled to exchange their Shares (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the record date therein specified or, if no record date shall have been specified, at least 30 days prior to such other specified date.

     (b) Notice of Adjustments. Whenever any Conversion Price shall be adjusted pursuant to Section 3 hereof, the Borrower shall promptly deliver to the Lender a certificate signed by its President or by any Vice President, and by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Conversion Price after giving effect to such adjustment.



                                 Schedule 2.04-3

     5. No Requirement to Issue Fractional Shares. The Borrower shall not be required to issue fractional Shares upon conversion of part or all of the Principal Balance pursuant to the Lender's exercise of the Conversion Right. In lieu thereof, the Borrower shall be entitled to pay to the Lender in cash an amount equal (to the nearest cent) to the appropriate fraction of the value (which shall be the last reported sale price if a sale took place within 60 days of the applicable Notice of Exercise or, if none, a deemed value of CDN$0.15 per Share) of a Share on the date that the Borrower receives the Notice of Exercise.



                                 Schedule 2.04-4

                                  Schedule 3.15

                                 Capitalization
                              as of October 7, 1997

Common Shares Issued and Outstanding                                                  25,757,297

         Reserved for exercise of outstanding Warrants                                 3,274,000

         Reserved for exercise of outstanding Options                                  2,140,000

         Reserved for exercise of Options not yet approved(*)                            935,000
                                                                                     -----------
Common Shares Fully Diluted before Private Placement and                              32,106,297
         Related Matters Announced September 14, 1997


         Reserved for issuance in settlement of outstanding indebtedness               5,000,000

         Reserved for issuance in consideration of Turbeco option                      2,500,000

         Issuable as part of Unit Private Placement                                   11,666,667

         Reserved for issuance upon exercise of Warrants granted                      11,666,667
               as part of Unit Private Placement

         Reserved for issuance upon exercise of Detachable Warrants                    7,000,000
               granted as part of Convertible Loan Private Placement

         Reserved for issuance upon conversion of Convertible Loan                     7,000,000
               made as part of Convertible Loan Private Placement

         Reserved for finders' fees in connection with Unit Private                      808,333
               Placement and Convertible Loan Private Placement
                                                                                     -----------
Common Shares Fully Diluted After All of the Above                                    77,747,964

 (*) An option to purchase up to 300,000 shares is to be granted to William
     Jayroe in connection with his proposed employment agreement and, under that agreement, he may by meeting certain performance goals, become entitled to grants of additional options exercisable to purchase a maximum of an additional 600,000 shares. In addition, options to purchase up to an aggregate of an additional 35,000 shares are reserved for grants to employees. These options are subject to acceptance by the Vancouver
     Stock Exchange.



                                  Schedule 4.11

              Indebtedness to be Paid with the Proceeds of the Loan
                   (all amounts expressed in Canadian dollars)

Lender's Expenses in connection with the
 September 18, 1997 TOSI, L. P. $410,200 loan                       undetermined
September 18, 1997 TOSI, L.P. loan                                      $410,200
Lender's Expenses specified in Section 4.05 hereof                  undetermined
Suppliers:
  Downhole Products                                                      164,900
  BHP                                                                     89,700
  A-1 Carbide                                                             69,000
  Wallace Robertson                                                       40,020
  Karnin                                                                  10,000
  H & 0 Grindless                                                          9.000
                                                                     -----------

  Total Suppliers                                                        382,620
Other Accounts Payable                                                   200,000
Working Capital
 (including inventory)                                   remainder, if any, after payment of the above




                                  Schedule 4.16

        Right of First Refusal with respect to Future Borrower Financings

     1.01 The Borrower will give written notice (in each case, a "Notice") to the Lender of the terms of any further financing (in each case, a "Financing") that it requires or proposes to obtain by way of a public or private offering of its securities (including, without limitation, equity, debt or derivative securities) during the twenty-four (24) months (the "Term") next following the Closing Date.

     1.02 Each Notice will contain the material terms and conditions of the proposed Financing, including without limitation the proposed price and the nature and size thereof.

     1.03 The Lender will have the right of first refusal to provide up to 37.5% (the "Lender's Proportionate Share") of any Financing during the Term.

     1.04 The right of first refusal must in each instance be exercised by the Lender within thirty (30) days next following receipt of the applicable Notice by giving the Borrower written notice (an "Exercise Notice') that the Lender will provide the Lender's Proportionate Share of the Financing, in whole or in part, on the terms set forth in the Notice.

     1.05 Immediately upon receipt of any Exercise Notice, the Borrower will:

     (a) provide a copy of same to each of Marlin Investors, L.L.C. and Charles Dickinson (the "Other Rightholders"), who have been granted rights of first refusal pursuant to agreements (the "Other Agreements") made between the Other Rightholders and the Borrower in connection with the financing announced by the Borrower on September 14, 1997 to provide up to 50.0% and 12.5% (the "Other Rightholders' Proportionate Shares"), respectively, of any Financing proposed during the Term; and

     (b) provide copies of the exercise notices (the "Other Exercise Notices") given to the Borrower by the Other Rightholders pursuant to the Other Agreements;

and in the event that the Borrower does not receive an Exercise Notice or one or both of the Other Exercise Notices in respect of a Financing, the Borrower will give notice (in each case a "Second Notice") to such effect to the Lender and/or one or both of the Rightholders, as circumstances require.

     1.06 If the Lender fails to give an Exercise Notice within thirty (30) days next following receipt of the applicable Notice or elect in an Exercise Notice to provide less than the Lender's Proportionate Shares of such Financing, the Borrower will then be free for a period of (3) months (subject to the rights of the Other Rightholders to provide the Other Rightholders' Proportionate Shares of such proposed Financing as a result of the timely giving of notice of their intention to do so and their rights under the Other Agreements) to make other arrangements to obtain the unfunded portion of the proposed Financing from



                                 Schedule 4.16-1
another source, including the Other Rightholders, on the same terms or on terms no less favorable to the Borrower than are set forth in the applicable Notice.

     1.07 In the event that one or both of the Other Rightholders elects not to provide all such Other Rightholder's Proportionate Share of such Financing, the Lender may, by further notice to the Borrower given not later than ten (10) days after the Lender's receipt of the Other Exercise Notices or Second Notices, as the case may be, elect to provide some or all of that portion of the Financing (the "Remaining Financing") which one or both of the Other Rightholders (a "Non-participating Rightholder") has not elected to provide; provided, however, that if one of the Other Rightholders (the "Participating Rightholder") also elects to provide some or all of the Remaining Financing, and if the additional elections of the Lender and the Participating Rightholder are greater in the aggregate than the Remaining Financing, then the Lender and the Participating Rightholder shall share in the Remaining Financing pro rata according to their percentage interests set forth herein.

     1.08 The failure by Lender in any one or more instances to provide all or any portion of the Lender's Proportionate Share of any Financing shall not deprive the Lender of its right of first refusal in any other instances.

     1.09 The right of first refusal granted hereunder is conditional upon consummation of the Closing.

     1.10 The right of first refusal granted hereunder will not affect the Borrower's right to obtain fiscal agency or investment banking services that it requires or proposes to obtain during the Term, whether or not in connection with any Financing or any proposed amalgamation, merger, acquisition, takeover, plan of arrangement or other restructuring, including, without limitation, the preparation of fairness opinions and the like.

     1.11 The Borrower will not amend the terms of or grant extensions of time in respect of any rights of first refusal previously granted or which may hereafter be granted to either of the Other Rightholders pursuant to the Other Agreement without, at the option of the Lender, amending the terms of or granting extensions of time in respect of the right of first refusal granted to the Lender hereunder in the same manner and to the same extent as the Borrower has agreed to amend the terms of one or both of the Other Agreements or to grant any extension of time in respect of one or both of the Other Agreements.




                                 Schedule 4.16-2

                                 PROMISSORY NOTE

October 16, 1997                                                  US$750,000.00

     FOR VALUE RECEIVED, FLOTEK INDUSTRIES INC., an Alberta corporation ("Borrower"), promises to pay to the order of TOSI, L.P., a Texas limited partnership ("Lender"), on or before October 16, 1998, at its office at 3900 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201, or at such other location as Lender may designate, in immediately available funds, SEVEN HUNDRED FIFTY THOUSAND AND NO/100 UNITED STATES DOLLARS (US$750,000.00). Borrower will also pay interest on the unpaid principal balance outstanding from time to time at a fixed rate of ten percent (10%) per annum, payable quarterly in arrears.

     Interest will be computed on the basis of the actual number of days elapsed and a year comprising 360 days, unless such calculation would result in a usurious interest rate, in which case such interest will be calculated on the basis of a 365 or 366 day year, as the case may be.

     All past due principal and interest on this Note will, at Lender's option, bear interest at the maximum nonusurious rate of interest ("Highest Lawful Rate") or, if applicable law does not provide for a maximum nonusurious rate of interest, at a rate per annum equal to 18%.

     Borrower covenants to apply the total amount advanced by Lender hereunder only in the manner set forth in that certain Convertible Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement"). Borrower understands and acknowledges that Lender would not be willing to make the loan evidenced hereby but for Borrower's covenant set forth in the immediately-preceding sentence.

     All undefined capitalized terms used in this Note shall have the meanings respectively ascribed to them in the Loan Agreement.

     In addition to all principal and accrued interest on this Note, Borrower agrees to pay: (a) all reasonable costs and expenses incurred by or on behalf of Lender and all owners and holders of this Note in attempting to collect this Note through probate, reorganization, bankruptcy or any other proceeding; and
(b) reasonable attorneys fees if and when this Note is placed in the hands of an attorney for collection.

     The outstanding principal amount of the Loan evidenced by this Note shall be convertible into common shares of Borrower in the manner and to the extent set forth in the Loan Agreement.



PROMISSORY NOTE MADE BY FLOTEK INDUSTRIES INC. IN FAVOR OF TOSI, L. P. OCTOBER 16, 1997 - PAGE 1 OF 4

     Borrower and Lender intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Note will never exceed the Highest Lawful Rate. If Lender contracts for, charges or receives any excess interest, it will be deemed a mistake. Lender will automatically reform the contract or charge to conform to applicable law and, if excess interest has been received, Lender will either refund the excess to Borrower or credit the excess on the unpaid principal amount of this Note. All amounts constituting interest will be spread throughout the full term of this Note in determining whether interest exceeds lawful amounts.

     The unpaid principal balance of this Note at any time will be the total amount advanced by Lender, less the amount of all payments of principal. Borrower may at any time pay the full amount of this Note without the payment of any premium, penalty or fee.

     "Loan Document" means this Note and any document or instrument evidencing, securing, guaranteeing or given in connection with this Note including, without limitation, the Loan Agreement, the Warrant and the Registration Rights Agreement. "Obligations" means all principal, interest and other amounts which are or become owing under this Note or any other Loan Document. "Obligor" means Borrower and any guarantor, surety, co-signer, or other person who may now or hereafter be obligated to pay all or any part of the Obligations. Where appropriate, the masculine gender includes the feminine and the neuter and the singular number includes the plural number.

     Each Obligor severally waives notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest and the filing of suit and diligence in collecting this Note and all other demands and notices, and consents and agrees that its liabilities and obligations will not be released or discharged by any or all of the following, whether with or without notice to it or any other Obligor, and whether before or after the stated maturity hereof: (i) extensions of the time of payment; (ii) renewals; (iii) acceptances of partial payments; (iv) releases or substitutions of any collateral or any Obligor; and (v) failure, if any, to perfect or maintain perfection of any security interest in any collateral. Each Obligor agrees that acceptance of any partial payment will not constitute a waiver and that waiver of any default will not constitute waiver of any prior or subsequent default.

     This Note is governed by the laws of the Province of Alberta (exclusive of any such laws that pertain to conflicts of laws). If any provision of this Note is illegal or unenforceable, that illegality or unenforceability will not affect the remaining provisions of this Note. BORROWER(S) AND LENDER AGREE THAT THIS NOTE WILL BE PERFORMED IN DALLAS COUNTY, TEXAS, AND THAT SUCH COUNTY IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT BY BORROWER(S) OR LENDER, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST BORROWER(S) MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW,



PROMISSORY NOTE MADE BY FLOTEK INDUSTRIES INC. IN FAVOR OF TOSI, L. P. OCTOBER 16, 1997 - PAGE 2 OF 4

BORROWER(S) HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. BORROWER(S) AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. LENDER MAY SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW AND MAY BRING ANY ACTION OR PROCEEDING AGAINST BORROWER(S) OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER PROPER JURISDICTIONS OR VENUES.

     For purposes of this Note, any assignee or subsequent holder of this Note will be considered the "Lender," and any successor or successors to Borrower will be considered, jointly and severally, the "Borrower."

     Payment of this Note is secured pursuant to the Existing Security Agreement and other Security Instruments.

     Debtor's signature below may delivered to Lender by facsimile transmission, and any such facsimile signature shall be deemed for all purposes to constitute an original, manually-executed signature and shall be fully binding to the same extent as if it were in fact Debtor's original, manually-executed signature.

     NO COURSE OF DEALING BETWEEN BORROWER AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT OR MODIFY ANY TERM OF THIS NOTE OR ANY OTHER LOAN DOCUMENT.

     THIS NOTE IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS SET FORTH IN THE LOAN AGREEMENT.

     THIS NOTE AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THEM.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.




PROMISSORY NOTE MADE BY FLOTEK INDUSTRIES INC. IN FAVOR OF TOSI, L. P. OCTOBER 16, 1997 - PAGE 3 OF 4

     IN WITNESS WHEREOF, Borrower has executed this Note effective as of October 16, 1997.


                                            BORROWER:

                                            FLOTEK INDUSTRIES INC.,
                                              an Alberta Corporation
                                            7030 Empire Central Drive
                                            Houston,  TX 77040



                                            By: /s/ WILLIAM G. JAYROE
                                               --------------------------------
                                               William G. Jayroe, President and
                                                 Chief Executive Officer



                                            By: /s/ SCOTT COOK
                                               --------------------------------


                                            Name: Scott Cook
                                                 ------------------------------

                                            Title: Vice President
                                                  -----------------------------


PROMISSORY NOTE MADE BY FLOTEK INDUSTRIES INC. IN FAVOR OF TOSI, L. P. OCTOBER 16, 1997 - PAGE 4 OF 4